UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 30, 2021
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1617 Sixth Avenue, Seattle, Washington 98101
(Address of principal executive offices)
Registrant’s telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement
Amendment of Revolving Credit Agreement
On April 30, 2021, Nordstrom, Inc. (the “Company”) and Bank of America, N.A., (the “Agent”), the Lenders, and the Guarantors party to that certain Revolving Credit Agreement originally dated as of September 26, 2018 (the “Credit Agreement”) entered into a Second Amendment (the “Amendment”) to the Credit Agreement. Under the terms of the Amendment, the make-whole payment made by the Company in connection with the redemption of its Senior Secured Notes due 2025, and the unamortized bond issuance costs associated with such notes, will be excluded from the definition of Interest Expense within the Credit Facility. In addition, the Amendment provides the Company with the flexibility to make Restricted Payments, such as share dividends and share repurchases, during any Collateral Period, subject to certain conditions relating to leverage, liquidity, the size of such Restricted Payments, and the requirement that no Default or Event of Default then exists or would result from such Restricted Payment.
Many of the banking institutions that are a party to the Amendment, or their affiliates, have in the past performed and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and certain of the Company’s subsidiaries and affiliates, for which services they have in the past received, and may in the future receive, compensation and reimbursement of expenses.
Capitalized terms used but not defined herein shall be deemed to have the meanings ascribed to them in the Credit Agreement. The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the text of the Amendment, a copy of will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending May 1, 2021.
ITEM 9.01 Financial Statements and Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Executive Vice President,
General Counsel and Corporate Secretary

Date: May 6, 2021